EXHIBIT 99.1

News Release

Investor Relations:	Media Contact:
Randy Scherago	Val Webb
GeoEye	GeoEye
(703) 480-7529	(303) 254-2120
scherago.randy@geoeye.com	webb.val@geoeye.com

GeoEye Reports Fourth Quarter and
Fiscal Year 2011 Earnings Results

-- Conference Call Scheduled for Tuesday, March 13, 2012, 8:30 a.m. EDT --

HERNDON, Va. (March 12, 2012) – GeoEye, Inc. (NASDAQ: GEOY), a leading source of geospatial information and insight, announced today results for its fiscal fourth quarter and fiscal year ended Dec. 31, 2011.

“In 2011, we greatly strengthened our capabilities to deliver geospatial solutions to our many customers around the world,” said Matt O’Connell, chief executive officer and president. “We had a record fourth quarter, we won several significant commercial contracts and our GeoEye-2 satellite program remains on schedule and on budget.”

FOURTH QUARTER RESULTS

Total revenues were $96.8 million for the fourth quarter of 2011, a 17 percent increase from $82.5 million reported for the fourth quarter of 2010. Net income available to common stockholders for the fourth quarter of 2011 was $14.1 million, or $0.62 per fully diluted share, compared to net income available to common stockholders of $15.2 million, or $0.68 per fully diluted share, for the fourth quarter of 2010.

To provide better comparability, we are also providing adjusted diluted earnings per share (EPS) that excludes non-cash asset write-downs which totaled $4.1 million in the fourth quarter of 2011. Adjusted net income available to common stockholders was $17.2 million, or $0.76 per fully diluted share in the fourth quarter of 2011, versus adjusted net income available to common stockholders of $9.5 million, or $0.42 per fully diluted share for the fourth quarter of 2010.

Domestic revenues were $64.7 million for the fourth quarter of 2011, which were 67 percent of total revenues for the period. International revenues were $32.1 million for the fourth quarter of 2011, which were 33 percent of total revenues for the period. Domestic revenues increased 7 percent for the fourth quarter of 2011, compared to the same period in 2010. International revenues increased 45 percent for the fourth quarter of 2011, compared to the same period in 2010.

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Operating profit for the fourth quarter of 2011 increased $2.9 million, to $26.6 million, from the $23.7 million reported in the previous year. Operating margin was 27.5 percent for the fourth quarter of 2011, compared to 28.7 percent for the same period in 2010.

Adjusted EBITDA (a non-GAAP measurement defined as net income before interest, net, provision for income taxes, depreciation and amortization expenses, non-cash recognition of stock compensation expense and other items) increased $7.9 million, to $51.6 million for the fourth quarter of 2011, from $43.7 million for the same period in 2010. Adjusted EBITDA margin was 53.3 percent for the fourth quarter of 2011, compared to 53.0 percent for the same period in 2010.

The company ended the fourth quarter of 2011 with cash, cash equivalents and short-term investments of $198.0 million; total assets of approximately $1.3 billion; stockholders’ equity of $507.3 million and long-term debt of $511.0 million.

TWELVE MONTH RESULTS

Total revenues for the twelve months ended Dec. 31, 2011, were $356.4 million, an 8 percent increase from $330.3 million in the twelve months ended Dec. 31, 2010. Domestic revenues were $263.8 million for the fiscal year 2011, which was 74 percent of total revenues for the period. International revenues were $92.6 million for the fiscal year 2011, which was 26 percent of total revenues for the period. The company’s Adjusted EBITDA for the twelve-month period ended Dec. 31, 2011, was $183.0 million, an increase of 3.5 percent from the $176.9 million reported in the same period in 2010. Net income available to common stockholders for the twelve months ended Dec. 31, 2011, was $46.9 million, or $2.06 per fully diluted share, as compared to net income available to common stockholders of $22.7 million, or $1.02 per fully diluted share, in the same period of 2010.

Adjusted diluted EPS in 2011 excludes the non-cash asset write-downs which totaled $4.1 million in the fourth quarter. Adjusted net income available to common stockholders in 2011 was $50.0 million, or $2.19 per fully diluted share, versus adjusted net income available to common stockholders of $44.3 million, or $1.99 per fully diluted share in 2010. A full reconciliation of our adjusted earnings and adjusted diluted EPS calculations is provided in our attached tables.

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RECENT OPERATING HIGHLIGHTS

•	EnhancedView contract award renewal

o
The EnhancedView Service Level Agreement with the NGA was renewed on Oct. 4, 2011. The current term of the contract runs through Sept. 1, 2012. Eight additional option periods are still outstanding. In the fourth quarter, GeoEye recognized revenues of $37.2 million from our Service Level Agreement with the NGA.

•	GeoEye-2 construction

o
During the year, the company invested $268.8 million, which included $44.6 million of capitalized interest for the continued development and construction of the GeoEye-2 satellite. To date, the company has invested $578.7 million in the GeoEye-2 satellite program which includes $63.0 million of capitalized interest. The program remains on time and on budget.

•	New business developments

o	Multi-year, multi-million dollar Russian contract with ScanEx
In the fourth quarter, our reseller, ScanEx, signed a multi-year agreement with the Russian cadastre agency that is using our extensive image library for tracking land sales in Russia.

o	New agreement with Esri

In the fourth quarter, we began developing new a Global Crisis Response Service with Esri, the largest worldwide provider of Geographic Information System (GIS) software, for first responders, government agencies and commercial organizations.

o	Expanding relationship with Google
Imagery from GeoEye is now widely available on numerous Google platforms including Google Earth and Google Maps. We added a new premium service on Google Earth Builder platform in the fourth quarter.

o	New multi-million dollar contract win with GE Aviation

In early March, we signed a multi-year agreement that will provide GE Aviation with access to GeoEye’s imagery for hundreds of international airports from GeoEye’s 3D Airports product family. These GeoEye aeronautical databases will be imbedded into GE Aviation’s avionics products and services.

FISCAL YEAR 2012 FINANCIAL OUTLOOK

Our estimates represent management's current expectations about the company's future financial performance, based on information available at this time. Our outlook does not reflect the impact of any potential changes to our U.S. government contracts, which could result from reductions of federal agency budgets currently under deliberation.

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For the full year, the company expects revenues to be in the range of $355 to $375 million with Adjusted EBITDA of $173 to $190 million and earnings per share of $1.95 to $2.35.

CONFERENCE CALL INFORMATION

GeoEye Inc. (NASDAQ: GEOY), will host a conference call for investors and analysts to discuss financial results for the fourth quarter and 2011 fiscal year, which ended Dec. 31, 2011.

When: Tuesday, March 13, 2012 at 8:30 a.m. Eastern Time

To Participate:
To participate in the call via phone, domestic callers may dial toll-free 1-877-776-4039 approximately 10 minutes prior to the start time. International callers may dial 1-631-291-4808. Callers may identify themselves to the operator as GeoEye conference call participants or by using the conference ID number: 42162241. Questions will be accepted from phone participants during the live call after prepared remarks and as time permits.

The conference call will also be webcast on the "Investor Relations" section of the company's corporate Web site, www.geoeye.com. To directly access the live webcast go to: http://www.geoeye.com/CorpSite/corporate/investor-relations/Default.aspx and click on the "March 13, 2012 Investor Update Webcast" link. Please allow 15 minutes before the scheduled start time to register, download and install any necessary audio software.

Replay:
An audio replay of the fourth quarter conference call will be available through midnight March 22, 2012, by dialing (800) 642-1687 and typing in the conference ID number: 40408544.

An archived webcast of the conference call will be available at the same URL address approximately two hours after the conclusion of the call.

Selected financial results for the company are as follows (dollars in thousands, except earnings per share):

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2011	2010	Change
	(unaudited)
Revenues	$96,806	$82,543	$14,263
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	31,726	26,105	5,621
Depreciation and amortization	19,636	16,677	2,959
Selling, general and administrative	16,315	16,067	248
Goodwill impairment	2,500	-	2,500
Total operating expenses	70,177	58,849	11,328
Income from operations	26,629	23,694	2,935
Interest expense, net	-	(6,204)	6,204
Gain from investments	-	2,500	(2,500)
Income before provision for income taxes	26,629	19,990	6,639
Provision for income taxes	(9,761)	(1,900)	(7,861)
Net income	16,868	18,090	(1,222)
Preferred stock dividends	(1,008)	(1,008)	-
Net income less preferred stock dividends	15,860	17,082	(1,222)
Income allocated to participating securities	(1,716)	(1,871)	155
Net income available to common stockholders	$14,144	$15,211	$(1,067)

Earnings per share
Basic	$0.64	$0.70	$(0.06)
Diluted	$0.62	$0.68	$(0.06)
Shares used to compute basic earnings per share	22,157	21,855
Shares used to compute diluted earnings per share	22,797	22,523

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	Year Ended December 31,
	2011	2010	Change
	(unaudited)
Revenues	$356,407	$330,345	$26,062
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	122,972	104,010	18,962
Depreciation and amortization	71,840	65,262	6,578
Selling, general and administrative	60,921	57,451	3,470
Goodwill impairment	2,500	-	2,500
Total operating expenses	258,233	226,723	31,510
Income from operations	98,174	103,622	(5,448)
Interest expense, net	(8,249)	(27,918)	19,669
Other non-operating expense	-	(24,466)	24,466
Gain from investments	-	3,200	(3,200)
Loss from early extinguishment of debt	-	(37)	37
Write-off of prepaid financing costs	-	(6,412)	6,412
Income before provision for income taxes	89,925	47,989	41,936
Provision for income taxes	(33,313)	(23,352)	(9,961)
Net income	56,612	24,637	31,975
Preferred stock dividends	(4,000)	(1,107)	(2,893)
Net income less preferred stock dividends	52,612	23,530	29,082
Income allocated to participating securities	(5,701)	(783)	(4,918)
Net income available to common stockholders	$46,911	$22,747	$24,164

Earnings per share
Basic	$2.12	$1.05	$1.07
Diluted	$2.06	$1.02	$1.04
Shares used to compute basic earnings per share	22,119	21,622
Shares used to compute diluted earnings per share	22,788	22,250

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CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2011	December 31, 2010	Change
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$188,738	$283,233	$(94,495)
Short-term investments	9,220	50,124	(40,904)
Accounts receivable - trade and unbilled receivables, net	39,917	42,868	(2,951)
Income tax receivable	19,645	34,385	(14,740)
Restricted cash	4,207	3,952	255
Current deferred tax assets	2,148	-	2,148
Prepaid expenses and other current assets	14,805	16,183	(1,378)
Total current assets	278,680	430,745	(152,065)
Property, plant and equipment, net	48,065	35,924	12,141
Satellites and related ground systems, net	913,454	697,126	216,328
Goodwill	68,130	71,568	(3,438)
Intangible assets, net	10,526	14,943	(4,417)
Non-current restricted cash	6,875	10,822	(3,947)
Other non-current assets	8,855	7,957	898
Total assets	$1,334,585	$1,269,085	$65,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$58,510	$70,936	$(12,426)
Current portion of deferred revenue	53,433	50,533	2,900
Current deferred tax liabilities	-	6,656	(6,656)
Total current liabilities	111,943	128,125	(16,182)
Long-term debt	511,019	508,160	2,859
Long-term deferred revenue, net of current portion	131,968	161,673	(29,705)
Deferred tax liabilities	64,694	21,336	43,358
Other non-current liabilities	7,674	6,548	1,126
Total liabilities	827,298	825,842	1,456
Commitments and contingencies	-	-	-
Stockholders’ equity:
Series A convertible preferred stock	1	1	-
Series B junior participating preferred stock	-	-	-
Common stock	222	221	1
Additional paid-in capital	379,154	367,723	11,431
Retained earnings	127,910	75,298	52,612
Total stockholders’ equity	507,287	443,243	64,044
Total liabilities and stockholders’ equity	$1,334,585	$1,269,085	$65,500

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
(in thousands)

	Year Ended December 31,
	2011	2010	Change
	(unaudited)
Net cash provided by operating activities	$182,908	$126,693	$56,215
Net cash used in investing activities	(274,425)	(265,921)	(8,504)
Net cash (used in) provided by financing activities	(2,978)	213,589	(216,567)
Net (decrease) increase in cash and cash equivalents	(94,495)	74,361	(168,856)
Cash and cash equivalents, beginning of period	283,233	208,872	74,361
Cash and cash equivalents, end of period	$188,738	$283,233	$(94,495)

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ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income	$16,868	$18,090	$56,612	$24,637
Adjustments:
Interest expense, net	-	6,204	8,249	27,918
Loss from early extinguishment of debt	-	-	-	37
Write-off of prepaid financing costs	-	-	-	6,412
Provision for income taxes	9,761	1,900	33,313	23,352
Depreciation and amortization	19,636	16,677	71,840	65,262
Non-cash stock-based compensation expense	2,855	2,192	10,520	6,877
Non-cash change in fair value of financial instrument	-	-	-	24,466
Gain from investments	-	(2,500)	-	(3,200)
Goodwill impairment	2,500	-	2,500	-
Acquisition costs	-	1,167	-	1,167
Adjusted EBITDA	$51,620	$43,730	$183,034	$176,928

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest, net, provision for income taxes, depreciation and amortization expenses, non-cash stock-based compensation expense and other items.  We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations.  However, Adjusted EBITDA is not a recognized term of financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies.

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ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS AND ADJUSTED DILUTED EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net income available to common stockholders	$14,144	$15,211	$46,911	$22,747
Adjustments:
Non-cash change in fair value of financial instrument	-	-	-	24,466
Loss from early extinguishment of debt	-	-	-	37
Write-off of prepaid financing costs	-	-	-	6,412
Gain from investments	-	(2,500)	-	(3,200)
Goodwill impairment	2,500	-	2,500	-
Long-lived asset impairment	1,600	-	1,600	-
Acquisition costs	-	1,167	-	1,167
Impact of adjustments on income allocated to participating securities	(382)	703	(382)	(740)
Adjustment to normalize provision for income taxes	(624)	(5,085)	(624)	(6,628)
Adjusted net income available to common stockholders	$17,238	$9,496	$50,005	$44,261

Adjusted fully diluted shares	22,797	22,523	22,788	22,250
Adjusted diluted EPS	$0.76	$0.42	$2.19	$1.99

Adjusted Net Income Available to Common Stockholders is a non-GAAP financial measure that represents net income available to common stockholders before other items, net of tax.  Adjusted Diluted EPS is a non-GAAP financial measure that represents fully diluted earnings per share before other items, net of tax.  We believe that Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS provide useful information to investors because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that are not related to the ongoing operations of our business.  However, Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS are not recognized terms of financial performance under GAAP, and our calculation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS may not be comparable to the calculation of similarly titled measures of other companies

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About GeoEye
GeoEye is a leading source of geospatial information and insight for decision makers and analysts, who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye's imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye's ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 700 employees worldwide. Learn more at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010, which we filed with the Securities and Exchange Commission ("SEC") on March 15, 2011, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and Sept. 30, 2011, which we filed with the SEC on May 10, 2011, Aug. 2, 2011, and Nov. 1, 2011, respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/ or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

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